UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 21, 2025

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 21, 2025, Shake Shack Inc. (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended December 25, 2024 (the “Form 10-K”). The Company is filing this Current Report on Form 8-K to correct information included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of the Form 10-K. When discussing the changes in the Company’s digital sales for the thirteen and fifty-two week periods ended December 25, 2024, the Form 10-K incorrectly stated that digital sales decreased when they in fact increased during those periods. The increase in prior periods was correctly stated in our Quarterly Report on Form 10-Q for the period ended September 25, 2024, and was correctly reflected in the other numbers included in the Form 10-K. Accordingly, the last paragraph on page 54 of the Form 10-K is hereby amended and restated as follows:

“Digital sales for the thirteen and fifty-two weeks ended December 25, 2024 increased 20.1% and 20.3% respectively, compared to the same periods last year. Digital sales includes orders placed on the Shake Shack app, website and third-party delivery platforms, which represented 36.6% of Shack sales during the thirteen weeks ended December 25, 2024.”

There are no other changes to the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: February 21, 2025	By:	/s/ Katherine I. Fogertey
Katherine I. Fogertey
Chief Financial Officer